Exhibit 10.1

ASSIGNMENT AGREEMENT

KNOW ALL MEN BY THESE PRESENTS:

That Kelly Kirchhoff (the "Assignor"), for good and valuable consideration and cash, the receipt and sufficiency of which are hereby acknowledged, does hereby assign and transfer to Jeff Foster (the "Assignee”), sixty-one (61) Series A Preferred Shares of Transglobal Management Group, Inc. (the “Assigned Shares”).

The Assignor covenants and agrees to, on behalf of and for the benefit of the Assignee, warrant and defend title to the Assigned Shares hereby sold and assigned to the Assignee, against all and every person and persons whomsoever. The Assignor warrants that it is the lawful holder in every respect of the Assigned Shares and that the Assigned Shares are held free and clear of any and all liens, security agreements, encumbrances, claims, demands and charges of every kind and character whatsoever.

IN WITNESS WHEREOF, the Assignor has executed this Assignment as of the 15th day of June, 2025.

“Assignor”
KELLY KIRCHHOFF

By: /s/ Kelly Kirchoff
Kelly Kirchhoff, individually

Agreed and accepted:

TRANSGLOBAL MANAGEMENT GROUP, INC.

/s/ Kelly Kirchoff

Kelly Kirchhoff, Chief Executive Officer